Exhibit 99.1

HUDSON PACIFIC CONTINUES OFFICE PORTFOLIO GROWTH WITH

ACQUISITION OF 222 KEARNY STREET IN SAN FRANCISO

LOS ANGELES—October 11, 2010 – Hudson Pacific Properties (NYSE:HPP) has completed the $34.9 million acquisition of the 144,440-square-foot, two-building, 222 Kearny Street office property in San Francisco’s North Financial District from an affiliate of Canyon Capital Realty Advisors.

“Our relationship with the seller, which we have developed over many years, led to the opportunity to acquire this property through an off-market transaction. This is a good fit with our investment strategy, an attractive office property at a premier location in the heart of San Francisco for good value,” said Howard S. Stern, president, Hudson Pacific Properties. “San Francisco is one of our company’s top targets for expansion. We will continue to grow our presence here through the acquisition of other well-located-office properties.”

222 Kearny Street, located at the northeast corner of Sutter and Kearny Streets, is comprised of two buildings, a 10-story office tower built in 1986 and the five-story, 180 Sutter Street building built in 1915. The historic low rise building located at 180 Sutter boasts a distinctive articulated façade and substantial interior renovations complementing the adjacent Class A, 10-story glass and steel tower at 222 Kearny, both of which benefit from one of the city’s major pedestrian and transit corridors. A portion of the 222 Kearny building sits on a long-term ground lease.

“With easy access to both the financial district and Union Square shopping and dining, in the hub of the area’s public transportation network, it is a popular location choice for a variety of businesses from professional service firms to creative technology companies,” Stern added.

Hudson Pacific Properties also owns 875 Howard Street, a 286,000-square-foot office property South of Market across from the Moscone Convention Center.

About Hudson Pacific Properties

Hudson Pacific Properties, Inc. is a real estate investment trust focused on owning, operating and acquiring high-quality office properties and state-of-the art media and entertainment properties in select growth markets primarily in Northern and Southern California. The company’s strategic investment program targets high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics in select target markets that include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay. Its portfolio is currently comprised of nine properties totaling approximately 2.1 million square feet and four properties that may support future commercial development of up to 1.4 million square feet strategically located in the company’s target markets. For additional information visit www.hudsonpacificproperties.com

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus dated June 23, 2010, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Media Contact:

Casey & Sayre

Karen Diehl

(310) 473-8090

kdiehl@cswpr.com

Investor Contacts:

Hudson Pacific Properties, Inc.

Mark Lammas

Chief Financial Officer

(310) 445-5700

Addo Communications, Inc.

Andrew Blazier

(310) 829-5400

andrewb@addocommunications.com